                          SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934  (AMENDMENT NO.        )

Filed by the Registrant /X/

Filed by a Party other than the Registrant  / /

CHECK THE APPROPRIATE BOX:

/X/  Preliminary Proxy Statement   / /  Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            SCHEID VINEYARDS INC.
               ------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

               ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement
                         if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/   No fee required.

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

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          (2)  Aggregate number of securities to which transaction applies:

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          (3)  Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
               (Set forth the amount on which the filing fee is calculated and state how it was determined):

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          (4)  Proposed maximum aggregate value of transaction:

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          (5)  Total fee paid:

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/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

          (1)  Amount Previously Paid:

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          (2)  Form, Schedule or Registration Statement No.:

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          (4)  Date Filed:

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

PRELIMINARY COPY

                            SCHEID VINEYARDS INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held on May 28, 1998

To the Stockholders of
Scheid Vineyards Inc.

     The Annual Meeting of Stockholders of Scheid Vineyards Inc. will be held at 3:00 p.m. (local time) on Thursday, May 28, 1998, at the World Trade Club, located in the World Trade Center, Ferry Building, on the Embarcadero at Market Street, San Francisco, California 94111-4274, for the following purposes:

     1.   To elect five Directors, each to serve for a one-year term;

     2. To consider and act on two proposals to amend the Company's Certificate of Incorporation and Bylaws with respect to certain matters under California law, which, in certain circumstances may be applicable to the internal affairs of the Company; and

     3. To transact any other business which may properly come before the meeting and any adjournments or postponements thereof.

     A proxy statement containing information for stockholders is annexed hereto and a copy of the Annual Report of the Company for the fiscal year ended December 31, 1997 is enclosed herewith.

     The Board of Directors has fixed the close of business on April 16, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE.

                                By order of the Board of Directors


                                Alfred G. Scheid
                                Chairman and
                                Chief Executive Officer
Marina del Rey, California
April __, 1998

PRELIMINARY COPY


                             SCHEID VINEYARDS INC.
                          13470 Washington Boulevard
                      Marina del Rey, California  90292
                                (310) 301-1555

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Scheid Vineyards Inc. ("SVI" or the "Company"), a Delaware corporation, for use only at its Annual Meeting of Stockholders to be held on Thursday, May 28, 1998, and any adjournments or postponements thereof (the "Annual Meeting").

     Shares may not be voted unless the appropriate signed proxy card is returned or other specific arrangements are made to have shares represented at the meeting. Any stockholder of record giving a proxy may revoke it at any time before it is voted by filing with the Secretary of SVI a notice in writing revoking it, by duly executing a proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to revoke the proxy and vote the shares in person. Stockholders whose shares are held in street name should consult with their brokers or other nominees concerning procedures for revocation. Subject to such revocation, all shares represented by a properly executed proxy card will be voted as directed by the stockholder on the proxy card. IF NO CHOICE IS SPECIFIED, PROXIES WILL BE VOTED "FOR" THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AND THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION AND BYLAWS.

     In addition to soliciting proxies by mail, Company officers, Directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. The total cost of solicitation of proxies will be borne by SVI. Although there are no formal agreements to do so, it is anticipated that SVI will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding any proxy soliciting materials to their principals.

     Only stockholders of record at the close of business on Thursday, April 16, 1998 are entitled to receive notice of and to vote at the Annual Meeting. On April 16, 1998, SVI had outstanding 2,325,000 shares of Class A Common Stock and 4,375,000 shares of Class B Common Stock, which constituted all of the outstanding voting securities of SVI. Generally, except with respect to the election or removal of Directors, the outstanding shares of Class A Common Stock and Class B Common Stock vote together as a single class, with each outstanding share of Class A Common Stock on the record date entitled to one vote and each share of Class B Common Stock outstanding on the record date entitled to five votes on each matter. With respect to matters on which the Class A Common Stock and Class B Common Stock vote together as a single class, shares representing a majority of the votes entitled to be cast in respect of the shares of Common Stock outstanding on the record date will constitute a quorum.

     The holders of the Class A Common Stock, voting as a separate class, are entitled to elect two of the five Directors, and the holders of the Class B Common Stock, voting as a separate class, are entitled to elect the remaining three Directors. Directors elected by the holders of Class A Common Stock and Class B Common Stock will be voted upon from separate slates of nominees. In the election of Directors, each share of Class A Common Stock is entitled to one vote multiplied by the number of Directors to be elected by the holders of the Class A Common Stock, and each share of Class B Common Stock is entitled to five votes multiplied by the number of Directors to be elected by the holders of the Class B Common Stock.

     Directors are elected by a plurality of votes cast. Stockholders may not cumulate their votes for any one or more nominees for election as Directors. The affirmative vote of a majority of the voting power represented by the outstanding shares of the Company's Class A and Class B Common Stock, voting together as a single class, will be required to approve the proposed amendments to the Company's Certificate of Incorporation and Bylaws. The affirmative vote of a majority of the voting power present, either in person or represented by proxy, and entitled to vote at the Annual Meeting will be required to approve the other matters to be voted upon at the Annual Meeting.

     Under the General Corporation Law of the State of Delaware: (i) shares that are subject to abstention or a broker "non-vote" are counted as present and entitled to vote for purposes of determining the presence or absence of a quorum for the transaction of business; (ii) neither abstentions nor broker "non-votes" are counted for purposes of the election of Directors; (iii) abstentions in any other matter to be voted upon at the Annual Meeting will be considered to be present but not voting, and thus will have the effect of a "No" vote; and (iv) a broker "non-vote" in any other matter to be voted upon at the Annual Meeting will be considered to be not present and not entitled to vote on such matter, and thus will not be considered in the tabulation of votes on such matter. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal or matter because the nominee does not have discretionary voting power with respect to that proposal or matter and has not received voting instructions from the beneficial owner.

     Alfred G. Scheid, Scott D. Scheid, Heidi M. Scheid, each an executive officer and Director of the Company, and Kurt J. Gollnick, an executive officer of the Company, and certain members of their families, beneficially own 4,375,000 shares of the Company's Class B Common Stock, which, as of April 16, 1998, represents 100% of the voting power of the Class B Common Stock and 90.4% of the combined voting power of the Class A and Class B Common Stock when such classes vote together as a single class. The holders of the Class B Common Stock intend to vote all shares held by them in favor of the persons nominated by the Board of Directors as the slate for election by the holders of the Class B Common Stock and the proposals to approve certain amendments to the Company's Certificate of Incorporation and Bylaws.

     It is anticipated that this proxy statement and accompanying proxy card will first be mailed to stockholders on or about April 25, 1998.

                                PROPOSAL NO. 1
                            ELECTION OF DIRECTORS

INFORMATION CONCERNING THE NOMINEES

     The Company's Certificate of Incorporation provides that the holders of the Class A Common Stock, voting as a separate class, are entitled to elect 25% of the authorized number of Directors, rounded up to the nearest whole number, and that the holders of the Class B Common Stock, voting as a separate class, are entitled to elect the remaining Directors. The Board of Directors is currently composed of five members, thereby entitling the holders of the Class A Common Stock and Class B Common Stock to elect two and three Directors, respectively. The Board of Directors has nominated the incumbent Directors to be elected for a term expiring at the 1999 Annual Meeting of Stockholders, and until, in each case, such person's successor has been duly elected and qualified or until his or her earlier death, resignation or removal. Biographical information concerning the nominees is set forth under the caption "-- Directors and Executive Officers" below. See "Security Ownership of Certain Beneficial Owners and Management" for information regarding such persons' holdings of Common Stock.

     The Board of Directors has divided the nominees into two slates, one for election by the holders of the Class A Common Stock and the other for election by the holders of the Class B Common Stock. Only holders of the specified class of Common Stock may vote on the respective slates of nominees for Directors.
The slates are as follows:

          FOR ELECTION BY THE HOLDERS        FOR ELECTION BY THE HOLDERS
            OF CLASS A COMMON STOCK            OF CLASS A COMMON STOCK
     ----------------------------------   -------------------------------------
                 John L. Crary                     Alfred G. Scheid
              Robert P. Hartzell                    Scott D. Scheid
                                                    Heidi M. Scheid

     The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. However, should any nominee named herein become unable or unwilling to accept nomination or election, the persons named as proxies will vote instead for such other person as the Board of Directors may recommend.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS.

DIRECTORS AND EXECUTIVE OFFICERS

     The following sets forth certain information as of April 1, 1998 with regard to each of the Directors and executive officers of the Company.

               NAME            AGE                  POSITION
               ----            ---                  --------
     Alfred G. Scheid(1)        66       Chairman of the Board of Directors
                                         and Chief Executive Officer

     Scott D. Scheid            37       Vice President, Chief Operating Officer
                                         and Director

     Heidi M. Scheid(2)         34       Vice President Finance, Chief Financial
                                         Officer, Treasurer and Director

     Kurt J. Gollnick           39       Vice President Vineyard Operations

     Ernest M. Brown            70       Vice President and Secretary

     John L. Crary(1)(2)        44       Director

     Robert P. Hartzell(1)(2)   63       Director

----------------------

     (1) Member of the Compensation Committee.

     (2) Member of the Audit Committee.

         ALFRED G. SCHEID, the Company's Chairman of the Board and Chief Executive Officer, was one of the founders of the Company in 1972 and has served continuously as its Chief Executive Officer since that time. Mr. Scheid has been engaged full-time in the business of SVI since 1988, when he became the sole owner of the Company. Prior to 1988, Mr. Scheid had other business affairs outside SVI. Mr. Scheid is a founder of the California Association of Winegrape Growers, a trade association that represents the interests of California wine grape producers and has served as its chairman. He is also a founder of Monterey County Vintners and Growers Association, a trade association composed primarily of wine grape and wine producers, and has been an associate member of the Wine Institute, a San Francisco-based trade organization, for more than 25 years. Mr. Scheid is a graduate of the Harvard Graduate School of Business, and is the father of Scott D. Scheid and Heidi M. Scheid.

     SCOTT D. SCHEID became Chief Operating Officer and a Director of the Company in 1997. Mr. Scheid joined the Company in 1986 as Vice President and has been engaged full-time in the business of the Company since that time. Prior to joining SVI, he was employed as an options trader with E.F. Hutton & Company Inc. Mr. Scheid was recently elected as a director of the California Association of Winegrape Growers, and he previously has served as a director of Monterey County Vintners and Growers Association. Mr. Scheid holds a B.A. degree in economics from Claremont Men's College.

       HEIDI M. SCHEID became the Company's Vice President Finance, Chief Financial Officer, Treasurer and a Director in 1997. Ms. Scheid joined the Company in 1992 as Director of Planning after serving as a senior valuation analyst at Ernst & Young, LLP for two years. Prior to that, she was an associate with Interven Partners, a venture capital firm. Ms. Scheid holds an M.B.A. degree from the University of Southern California.

     KURT J. GOLLNICK has been the Company's Vice President Vineyard Operations since 1997. Mr. Gollnick joined SVI in 1988 as General Manager, Vineyard Operations. For seven years prior to joining the Company, Mr. Gollnick was a vineyard manager for Thornhill Ranches of Santa Maria, California, where he managed 1,200 acres of vineyards. He has served as a director of the California Association of Winegrape Growers from 1989 through 1997. Mr. Gollnick has also served as president of the Central Coast Grape Growers and Monterey Grape Growers Associations. Mr. Gollnick holds a B.S. degree in agricultural economics from the California Polytechnic State University San Luis Obispo.

     ERNEST M BROWN joined the Company in 1972, and at various times has served as the Company's Vice President, Controller and Secretary. Mr. Brown currently holds the positions of Vice President and Secretary. Mr. Brown is a licensed certified public accountant and was formerly a partner with the accounting firm of Lee, Sperling, Brown and Hisamune.

     JOHN L. CRARY became a Director of the Company in 1997. Since 1988, Mr. Crary has been a corporate financial advisor and venture capital investor active with companies in the agricultural, bioscience and energy industries. From 1980 to 1988, Mr. Crary was an investment banker in the corporate finance department of E.F. Hutton & Company Inc. Mr. Crary has been a consultant to SVI and its predecessors since 1993 in connection with financial matters, acquisitions and business strategy. Mr. Crary is a founder and director of Petroleum Capital Associates, Inc., a privately held oil and gas investment concern, and is a graduate of the University of California at Irvine and the Columbia University Graduate School of Business.

     ROBERT P. HARTZELL became a Director of the Company in 1997. Mr. Hartzell is the owner of Harmony Vineyards, a producer of premium Zinfandel wine grapes near Lodi, California. From 1978 to 1996, Mr. Hartzell was President of the California Association of Winegrape Growers. For six years during this period, Mr. Hartzell also served on the Agricultural Policy Advisory Committee to the U.S. Secretary of Agriculture and the U.S. Trade Representative in connection with the General Agreement on Trade and Tariffs negotiations. Mr. Hartzell has also served as Deputy Director of the California Department of Food and Agriculture. Mr. Hartzell holds a B.S. degree from the University of California at Davis.

     Officers serve at the discretion of the Board of Directors.

BOARD OF DIRECTORS, COMMITTEES AND COMPENSATION

     Directors are elected to serve a one-year term and until their successors are duly elected and qualified. The Company pays each non-employee Director an annual fee of $5,000 and meeting fees at the rate of $500 for each Board meeting attended in person and reimburses such Director for all expenses incurred by him in his capacity as a Director of the Company. No fees are paid for participation in telephonic meetings of the Board of Directors or its committees or actions taken in writing. The Board of Directors held two meetings in 1997.

      Under the Company's 1997 Stock Option/Stock Issuance Plan (the "Plan"), each individual who was serving as a non-employee Director on the date the underwriting agreement for the Company's initial public offering was executed (July 24, 1997) received an option grant on such date for 10,000 shares of Class A Common Stock, provided such individual had not been in the prior employ of the Company. Such option grants were made to each of Messrs. Crary and Hartzell. Each individual who first becomes a non-employee Director in the future will receive a 10,000-share option grant on the date such individual joins the Board, provided that such individual has not been in the prior employ of the Company and has not previously received an option grant from the Company in his or her capacity as a non-employee Director. In addition, at each Annual Meeting of Stockholders, beginning with the 1998 Annual Meeting, each non-employee Director with at least six months' service who is to continue to serve as a non-employee Director after the Annual Meeting will receive an additional option grant to purchase 2,500 shares of Class A Common Stock, whether or not such individual has been in the prior employ of the Company.

      Each automatic option grant to a non-employee Director has or will have a term of 10 years, subject to earlier termination following the optionee's cessation of Board service. The initial 10,000-share option grant becomes or will become exercisable in a series of four successive equal annual installments over the optionee's period of Board service. Each additional 2,500-share option grant becomes or will become exercisable upon the optionee's completion of one year of Board service measured from the grant date. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Director.

      The Board of Directors has appointed an Audit Committee and a Compensation Committee. The members of the Audit Committee are Messrs. Crary and Hartzell and Ms. Scheid. Responsibilities of the Audit Committee include reviewing financial statements and consulting with the independent auditors concerning the Company's financial statements, accounting and financial policies and internal controls and reviewing the scope of the independent auditors' activities and fees. The members of the Compensation Committee are Messrs. Crary, Hartzell and Alfred G. Scheid. The Company's Compensation Committee establishes and reviews salary, bonus and other forms of compensation for officers of the Company, provides recommendations to the Board of Directors for the salaries and incentive compensation of the employees and consultants of the Company, reviews training and human resources policies and makes recommendations to the Board of Directors regarding such matters. The Company has no nominating committee or committee performing similar functions. The Audit Committee held no meetings in 1997, and the Compensation Committee held one meeting in 1997.

      Each Director attended at least 75% of the total number of the meetings held of the Board of Directors and each committee thereof on which such Director served during the fiscal year ended December 31, 1997.

                            PROPOSALS NO. 2 AND 3
          AMENDMENTS TO THE CERTIFICATE OF INCORPORATION AND BYLAWS

GENERAL

       Under Section 2115 of the California General Corporation Law
("Section 2115"), certain foreign corporations having specified minimum contacts with California are made subject to certain provisions of the California General Corporation Law with respect to the internal governance of their affairs.
Section 2115 provides that in such instances California law is to apply to the exclusion of the laws of the state in which such a corporation is incorporated. Although the constitutionality of Section 2115 has been upheld by the California courts in the few reported cases that have considered the issue, the Board of Directors believes that significant legal issues regarding the constitutionality and enforceability of Section 2115 remain. Nonetheless, the Board of Directors believes it would be prudent and in the best interests of the stockholders to adopt Proposals Nos. 2 and 3 (collectively, the "California Law Amendments"), which would effect certain amendments to the Certificate of Incorporation (the "Charter") and Bylaws, respectively, so that the internal affairs of the Company, if governed by California law at any time, will be subject to legal requirements as comparable as possible to those of Delaware law, under which the Company is incorporated.

       Section 2115 applies to a foreign corporation if all of the following conditions are met:

          (i) the corporation does not have a class of equity securities that is listed on the New York or American Stock Exchanges;

          (ii) the corporation does not have a class of equity securities that is designated for trading as a National Market Security on the Nasdaq Stock Market, or if the corporation does have a class of equity securities so designated for trading as a National Market Security, the corporation has less than 800 record holders of its equity securities as of the record date of its most recent annual meeting;

          (iii) the average of the corporation's property factor, payroll factor and sales factor (each as determined in accordance with certain provisions of the California Revenue and Taxation Code) is greater than 50% in respect of the corporation's latest full income year; and

          (iv) more than one-half of the corporation's outstanding voting securities are held of record by persons having addresses in California.

For purposes of (iv) above, shares held of record by certain institutional nominee holders ("Nominee Holders") are required not to be considered outstanding unless the Nominee Holder has provided certain certifications to the corporation. For purposes of clause (ii), the number of record holders of outstanding equity securities includes the beneficial owners of shares held by Nominee Holders if the Nominee Holder has provided such certifications to the corporation.

     The average of the Company's statutory property, payroll and sales factors were in excess of 50% for the fiscal year ended December 31, 1997, and management does not expect that this will change for the foreseeable future. In addition, more than one-half of the Company's outstanding voting securities are held of record by persons having addresses in California, and management does not expect that this will change for the foreseeable future. Although the Company's Class A Common Stock is designated for trading as a National Market Security on the Nasdaq Stock Market, the number of holders of the Company's equity securities (calculated in the manner described above) currently was less than 800 as of the record date for the 1998 Annual Meeting of Stockholders. As a result, the Company will become subject to Section
2115 on January 1, 1999.

     Many of the substantive requirements of Section 2115 are not subject to variation by the charter or bylaws of a subject corporation. For example, a corporation subject to Section 2115 may not have a classified board of directors and must permit directors to be elected by cumulative voting. However, California law does permit a corporation to include provisions in its charter or bylaws that modify the statutory requirements relating to the standard of care to which directors are held and the indemnification of agents, both of which are addressed by the California Law Amendments.

     The text of the California Law Amendments is set forth in full as EXHIBITS A AND B hereto. Exhibit A sets forth the proposed amendments to the Charter (Proposal No. 2) and Exhibit B sets forth the proposed amendments to the Bylaws (Proposal No. 3).

DESCRIPTION OF THE CALIFORNIA LAW AMENDMENTS

     DIRECTORS' STANDARD OF CARE. Under Delaware law and the Charter, a director of the Company shall not be liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director, except that such liability shall not be limited or eliminated (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for the payment of dividends or certain other payments to stockholders in violation of Delaware law or (4) for any transaction from which the director derived an improper personal benefit.

     Under California law, such liability cannot be limited or eliminated by provisions in the Charter (1) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (2) for acts or omissions that a director believes to be contrary to the best interests of the Company and its stockholders or that involve the absence of good faith on the part of the director, (3) for any transaction from which the director derived an improper personal benefit, (4) for acts or omissions that show a reckless disregard for the director's duty to the Company or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its stockholders, (5) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, (6) for transactions between the Company and a director or between the Company and another corporation with an interrelated board that are void or voidable under California law, (7) for the payment of dividends or certain other payments to stockholders in violation of California law or (8) for the making of loans to, or guaranteeing indebtedness of, directors, officers or certain stockholders of the Company in violation of California law.

     The California Law Amendments would amend the Charter to provide that, at any time the Company is subject to the requirements of Section 2115, a director of the Company will not be liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director to the maximum extent permissible under California law. The provisions of the Charter relating to such liabilities under Delaware law would remain effective.

     INDEMNIFICATION OF AGENTS. Under the Charter and the Bylaws, the Company is required to indemnify officers and directors of the Company (and may indemnify other employees and agents of the Company) to the fullest extent permitted by Delaware law. Delaware law currently permits indemnification of such a person against expenses and other liabilities if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that if the action or proceeding is by or in the right of the corporation, indemnification shall not be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action was brought shall determine that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses (but not other liabilities) as the court shall deem proper. To the extent that a present or former officer or director is successful on the merits in the defense of an action, Delaware law requires the corporation to indemnify such person for the person's actual and reasonable expenses incurred in connection with such defense. Whether a person who is a director or officer at the time of determination has met the requisite standard of care (unless otherwise determined by a court) shall be made by the board of directors by a majority vote of a quorum consisting of disinterested directors, by a committee of the board of directors comprised of disinterested directors designated by a majority of the disinterested directors, by independent legal counsel in a written opinion or by the stockholders. Under Delaware law and the Bylaws, the Company may advance expenses of an agent in defending an action upon such terms and conditions as the Company deems appropriate; provided, that such advancement of expenses on behalf of an officer or director (other than a former officer or director) may be made only if the person provides an undertaking to reimburse the Company if it is ultimately determined that the person is not entitled to be indemnified against such expenses.

     The Company has entered into agreements to provide indemnification for its Directors and certain officers in addition to the indemnification provided for in the Bylaws. These agreements, among other things, indemnify such parties to the fullest extent permitted by Delaware law for certain expenses (including attorneys' fees), and all losses, claims, liabilities, judgments, fines and settlement amounts incurred by such persons arising out of or in connection with such persons' service as Directors or officers of the Company or an affiliate of the Company.

     The requirements of California law relating to the indemnification of agents are similar in most respects to the requirements of Delaware law described above. The principal differences between the laws of the two states are that under California law: (1) all agents, not just officers and directors, are subject to the requirement that advancement of expenses of defense may be made only if the person provides an undertaking to reimburse the corporation if it is ultimately determined that the person is not entitled to be indemnified against such expenses; (2) indemnification approved by the stockholders must exclude the shares of the proposed indemnitee as being entitled to vote for such purpose; and (3) no agent may be indemnified for any acts or omissions from which a director may not be relieved of liability under California law as set forth above under "Directors' Standard of Care."

     The California Law Amendments would amend the Charter and the Bylaws to provide that, at any time the Company is subject to the requirements of section 2115, agents of the Company shall be entitled to be indemnified to the fullest extent permitted under California law. The California Law Amendments also would amend the Charter to provide that the indemnification agreements described above and similar future indemnification obligations will be deemed limited and modified to the extent necessary to prevent such agreements or obligations from exceeding the limits on indemnification permitted under California law.

PURPOSES AND EFFECTS OF THE CALIFORNIA LAW AMENDMENTS

     In order to attract and retain qualified persons as directors and officers of public corporations in light of the hazard of unfounded litigation against such persons and the high cost of liability insurance against such liabilities, such corporations have found it necessary to exculpate such persons from and indemnify such persons against many of the potential liabilities they may be faced with by reason of their serving as directors or officers. The corporate statutes of a number of states, including Delaware and California, have been amended since the mid-1980's to permit expanded exculpation and indemnification provisions.

     The Company's current Charter and Bylaws take advantage of the Delaware statutory provisions. The California Law Amendments would provide for the Company to take advantage of the California statutory provisions to the extent that California law, by virtue of Section 2115, controls such exculpation and indemnification. Although California law on these subjects is more restrictive than Delaware law, as described above, the Board of Directors believes that the additional restrictions are relatively slight, and that the differences do not and will not affect the Company's ability to attract and retain qualified directors and officers.

VOTE REQUIRED FOR ADOPTION OF CALIFORNIA LAW AMENDMENTS

     The affirmative vote of the holders of a majority of the voting power represented by the outstanding shares of the Company's Class A and Class B Common Stock, voting together as a single class, is required to adopt each of the California Law Amendments.

     Under regulations of the Securities and Exchange Commission, each of the California Law Amendments must be voted on as a separate proposal, and the enclosed proxy card provides for a separate vote on each of the California Law Amendments. However, due to the interrelationship of the California Law Amendments, the Board of Directors of the Company has conditioned the adoption of either of the California Law Amendments on the adoption of both of the California Law Amendments. Thus, a vote against one of the California Law Amendments would have the effect of a vote against both of the California Law Amendments, notwithstanding a vote in favor of the other California Law Amendment.

     The Board of Directors unanimously recommends a vote FOR the adoption of each of the California Law Amendments.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP

     The following table sets forth certain information as of April 1, 1998, with respect to persons known by the Company to be beneficial owners of more than five percent of either the Company's Class A Common Stock or the Company's Class B Common Stock, as well as beneficial ownership of such classes of Common Stock by the executive officers and Directors of the Company, and all executive officers and Directors as a group. The persons named in the table have sole voting and investment power with respect to all shares beneficially owned, unless otherwise indicated.

                                             Class A Common Stock       Class B Common Stock
                                             Beneficially Owned(1)      Beneficially Owned(1)
                                             ---------------------      ---------------------
                                             Number of                  Number of
                                             Shares    Percentage       Shares     Percentage
                                             ------    ----------       ------     ----------
Name and Address of Beneficial Owner(2)
---------------------------------------
Alfred G. Scheid(3)(4) . . . . . . . . . .    2,709,589      53.8      2,709,589        61.9
Scott D. Scheid(4)(5). . . . . . . . . . .      327,093      12.3        327,093         7.5
Heidi M. Scheid(4)(6). . . . . . . . . . .      337,093      12.7        337,093         7.7
Kurt J. Gollnick(4)(7) . . . . . . . . . .      300,093      11.4        300,093         6.9
Ernest M. Brown(4) . . . . . . . . . . . .        5,000         *              0         0.0
John L. Crary. . . . . . . . . . . . . . .            0       0.0              0         0.0
Robert P. Hartzell . . . . . . . . . . . .            0       0.0              0         0.0
Emily K. Liberty(4)(8) . . . . . . . . . .      299,066      11.4        299,066         6.8
Tyler P. Scheid(4) . . . . . . . . . . . .      299,066      11.4        299,066         6.8
John Hancock Advisors, Inc.(9) . . . . . .      388,600      16.9              0         0.0
Wellington Management Company, LLP(10) . .      290,000      12.6              0         0.0
Delaware Management Company, Inc.(11). . .      169,900       7.4              0         0.0
Putnam Investment Management, Inc.(12) . .      141,500       6.2              0         0.0
Fidelity Management & Research Company(13)      125,000       5.4              0         0.0
All executive officers and Directors
    as a group (7 PERSONS) . . . . . . . .    3,666,868      61.2      3,661,868        83.7

-------------------------

*    Less than one percent.

(1) Except in the cases of Mr. Brown, John Hancock Advisors, Inc., Wellington Management Company, LLP, Delaware Management Company, Inc., Putnam Investment Management, Inc. and Fidelity Management & Research Company (the "Institutional Holders"), all shares of Class A Common Stock reflected as beneficially owned by each person named in this table represent shares issuable upon conversion of the beneficial holder's shares of Class B Common Stock. Beneficial ownership and the percentages of the Class A Common Stock and Class B Common Stock outstanding have been determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

(2) The address of each of the persons named in this table, other than the Institutional Holders, is c/o Scheid Vineyards Inc., 13470 Washington Boulevard, Marina del Rey, California 90292. The addresses of the Institutional Holders are set forth in notes 9 through 13 below. Scott D. Scheid, Heidi M. Scheid, Emily K. Liberty and Tyler P. Scheid are children of Alfred G. Scheid.

(3) Owned by Alfred G. Scheid as Trustee of the Alfred G. Scheid Revocable Trust dated October 8, 1992. Does not include 100,000 shares of Class B Common Stock owned by a revocable trust of which Mr. Scheid's wife is the sole trustee and over which Mr. Scheid does not have any voting power or investment power. Mr. Scheid disclaims beneficial ownership of the shares beneficially owned by his wife's trust.

(4) Pursuant to agreements provided to the representatives of the underwriters for the Company's initial public offering, each of these stockholders has agreed, subject to certain exceptions, not to sell or dispose of any shares of capital stock of the Company, either publicly or privately, without the prior written consent of Cruttenden Roth Incorporated until July 24, 1998.

(5) Includes 315,093 shares of Class B Common Stock owned by Scott D. Scheid and 12,000 shares of Class B Common Stock owned by trusts for the benefit of the children of Heidi M. Scheid, of which Mr. Scheid is a co-trustee together with Heidi M. Scheid. Does not include 11,000 shares of Class B Common Stock owned by Mr. Scheid's wife and over which Mr. Scheid does not have any voting power or investment power. Mr. Scheid disclaims beneficial ownership of the shares beneficially owned by his wife.

(6) Includes 325,093 shares of Class B Common Stock owned by Heidi M. Scheid and 12,000 shares of Class B Common Stock owned by trusts for the benefit of the children of Ms. Scheid, of which Ms. Scheid is a co-trustee together with Scott D. Scheid. Does not include 1,000 shares of Class B Common Stock owned by Ms. Scheid's husband and over which Ms. Scheid does not have any voting power or investment power. Ms. Scheid disclaims beneficial ownership of the shares beneficially owned by her husband.

(7) Does not include 1,000 shares of Class B Common Stock owned by Mr. Gollnick's wife and over which Mr. Gollnick does not have any voting power or investment power. Mr. Gollnick disclaims beneficial ownership of the shares beneficially owned by his wife.

(8) Does not include 1,000 shares of Class B Common Stock owned by Ms. Liberty's husband and over which Ms. Liberty does not have any voting power or investment power. Ms. Liberty disclaims beneficial ownership of the shares beneficially owned by her husband.

(9) John Hancock Advisors, Inc. ("JHA") is an indirect wholly owned subsidiary of John Hancock Mutual Life Insurance Company. JHA is the investment adviser to various clients that beneficially own these 388,600 shares of Class A Common Stock, including John Hancock Emerging Growth Fund, which beneficially owns 316,200 of these shares. The address of JHA is 101 Huntington Avenue, Boston, Massachusetts 02199.

(10) The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(11) Lincoln National Corp. is the ultimate parent of Delaware Management Company, Inc. ("DMC") The address of DMC is 2005 Market Street, Philadelphia, Pennsylvania 19103.

(12) Putnam Investment Management, Inc. ("PIM") is an indirect wholly owned subsidiary of Marsh & McLennan Companies, Inc. PIM is the investment adviser to the Putnam Capital Appreciation Fund, which beneficially owns these 141,500 shares of Class A Common Stock. The address of PIM is One Post Office Square, Boston, Massachusetts 02109.

(13) Fidelity Capital Research & Management Company ("FCR&MC") is a wholly owned subsidiary of FMR Corp. FCR&MC is the investment adviser to the Fidelity Capital Appreciation Fund, which beneficially owns these 125,000 shares of Class A Common Stock. The address of FCR&MC is 82 Devonshire Street, Boston, Massachusetts 02109.

AGREEMENT AMONG CLASS B STOCKHOLDERS

     The holders of the outstanding shares of Class B Common Stock and the Company are parties to an Amended and Restated Buy-Sell Agreement (the "Buy-Sell Agreement"). Pursuant to the Buy-Sell Agreement, no holder of shares of Class B Common Stock other than Alfred G. Scheid may, with limited exceptions, transfer Class B Common Stock or convert Class B Common Stock into Class A Common Stock without first offering such stock, in a specified order, to the Company, Alfred G. Scheid, Scott D. Scheid and Heidi M. Scheid. The Buy-Sell Agreement applies to a broad range of transfers and dispositions other than transfers to
(i) the Company, (ii) certain other Class B stockholders, (iii) a current or former spouse or direct lineal descendant of any Class B stockholder including, without limitation, adopted persons (if adopted during minority) and persons born out of wedlock, and excluding foster children and stepchildren, (iv) a trust under which all of the beneficiaries are persons described in clauses (ii) or (iii) above, and (v) a corporation, partnership or limited liability company, all of the equity interests of which are owned by persons or entities described in clauses (i), (ii), (iii) and (iv) above or corporations, partnerships and limited liability companies described in this clause (v). The Buy-Sell Agreement also grants an option, exercisable in a specified order, to the Company, Alfred G. Scheid, Scott D. Scheid and Heidi M. Scheid, to purchase the shares of Class B Common Stock held by certain Class B stockholders at specified prices upon (A) the death of such Class B Stockholder, (B) the entry or imposition of certain judgments, levies or attachments affecting the shares of Class B Common Stock held by such stockholder, (C) certain bankruptcy or insolvency events affecting such stockholder or (D) in the case of Kurt J. Gollnick, the termination of his employment with the Company.

                            EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION OF NAMED EXECUTIVE OFFICERS

     The following table sets forth information concerning the annual and long-term compensation earned by the Named Executive Officers for services rendered in all capacities to the Company for the fiscal years ended December 31, 1997 and 1996. The "Named Executive Officers" include (i) each person who served as Chief Executive Officer during 1997 (one person), (ii) each person who (a) served as an executive officer at December 31, 1997, (b) was among the four most highly paid executive officers of the Company, not including the Chief Executive Officer, during 1997 and (c) earned total annual salary and bonus compensation in 1997 in excess of $100,000 (four persons), and (iii) up to two persons who would be included under clause (ii) above had they served as an executive officer at December 31, 1997 (no persons).


                                    SUMMARY COMPENSATION TABLE
                                    --------------------------
                                                                           LONG-TERM
                                        ANNUAL COMPENSATION(1)           COMPENSATION(4)
                          --------------------------------------------- ----------------
                                                              OTHER        SHARES
                                                              ANNUAL       UNDERLYING    ALL OTHER
    NAME AND CAPACITY      FISCAL     SALARY       BONUS    COMPENSATION  OPTIONS/SARS COMPENSATION
     IN WHICH SERVED        YEAR      ($)(2)        ($)        ($)(3)         (#)       ($)(5)(6)
-------------------------  ------   ---------    --------   ------------  ------------ -------------
Alfred G. Scheid,           1997     $400,000    $140,000       --                  0      $168,183
CHAIRMAN OF THE BOARD AND   1996     $400,000          $0       --                  0       $97,095
CHIEF EXECUTIVE OFFICER

Scott D. Scheid, VICE       1997     $118,300    $105,000       --             20,000        $3,550
PRESIDENT AND CHIEF         1996      $90,000     $75,000       --                  0        $2,700
OPERATING OFFICER

Heidi M. Scheid, VICE       1997     $106,700     $90,000       --             20,000        $3,200
PRESIDENT FINANCE, CHIEF    1996      $75,000     $30,000       --                  0        $2,250
FINANCIAL OFFICER AND
TREASURER

Kurt J. Gollnick, VICE      1997     $111,700    $105,000       --             20,000        $3,350
PRESIDENT VINEYARD          1996      $92,700     $85,000       --                  0        $2,781
OPERATIONS

Ernest M. Brown, VICE       1997     $120,000     $72,000       --             20,000        $3,600
PRESIDENT AND SECRETARY     1996     $118,000     $72,000       --                  0        $2,070


----------
(1) Amounts shown include cash compensation earned for the periods reported whether paid or accrued in such periods.
(2) As of April 1, 1998, the annual salary levels for the Named Executive Officers were: Alfred G. Scheid ($400,000); Scott D. Scheid ($130,000); Heidi M. Scheid ($120,000); Kurt J. Gollnick ($120,000); and Ernest M. Brown ($120,000).
(3) During 1997 and 1996, the Named Executive Officers received personal benefits, the aggregate amounts of which for each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus reported for such Named Executive Officer in such years.
(4) The Named Executive Officers did not receive any restricted stock awards or long-term incentive plan payouts in 1997 or 1996.
(5) Except as described in note 6, all amounts in this column represent matching contributions under the Company's 401(k) plan. In the case of Alfred G. Scheid, matching contributions in 1997 and 1996 were $4,750 and $4,620, respectively.

(6) In the case of Alfred G. Scheid, includes $163,433 and $92,475 in 1997 and 1996, respectively, representing benefits received under a split dollar life insurance trust arrangement pursuant to which Alfred G. Scheid is entitled to designate the beneficiary of a $2,000,000 life insurance policy and the Company is obligated to advance a portion of the premiums. The owner of the insurance policy is a trust, the trustees of which include Scott D. Scheid and Heidi M. Scheid, each of whom is an executive officer and Director of the Company and a child of Alfred G. Scheid. Advances by the Company are required to be repaid out of the surrender proceeds or death benefits payable under the policy. The amount of the benefits received in each year represents (i) the premiums payable by the Company during the year ($163,433 in 1997 and $92,475 in 1996) plus (ii) the proportionate amount, if any, of the excess of the actuarially projected cash surrender value of the policy at the end of such year over the aggregate amount of premiums advanced by the Company through such year ($0 at each of December 31, 1997 and 1996). Such proportionate amount is measured by the time-weighted compounded returns on the premiums advanced by each of the Company and the policy owner, and assuming a constant rate of return from inception of the policy.

OPTION GRANTS

     The following table sets forth information with respect to grants of stock options to the Named Executive Officers during fiscal 1997, which stock options are exercisable for shares of Class A Common Stock of the Company.
No stock appreciation rights were granted by the Company in fiscal 1997.

                         OPTIONS/SAR GRANTS IN FISCAL 1997



                                          NUMBER OF     % OF TOTAL
                                         SECURITIES     OPTIONS/SARS
                                          UNDERLYING     GRANTED TO
                                         OPTIONS/SARS   EMPLOYEES IN   EXERCISE PRICE      EXPIRATION
                 Name                    GRANTED(#)(1)  FISCAL YEAR     ($/SHARE)            DATE
---------------------------------------  -------------  ------------   --------------    --------------
Scott D. Scheid. . . . . . . . . . . . .  20,000           14.2%          $10.00         July 23, 2007
Heidi M. Scheid. . . . . . . . . . . . .  20,000           14.2%          $10.00         July 23, 2007
Kurt J. Gollnick . . . . . . . . . . . .  20,000           14.2%          $10.00         July 23, 2007
Ernest M. Brown. . . . . . . . . . . . .  20,000           14.2%          $10.00         July 23, 2007


------------

(1) These options were granted under the Plan on July 24, 1997. The exercise price is equal to the fair market value of the Class A Common Stock on the date of grant. The options vest 25% on the first anniversary of the grant date with the remaining 75% vesting ratably in 36 monthly installments following the first anniversary of the grant date; provided, however, that the vesting of options will be accelerated immediately prior to certain corporate transactions involving certain changes in control of the Company unless the options are assumed, or replaced with comparable options or a cash incentive program, by the successor corporation. The stock options are subject to termination prior to the expiration date following the termination of the optionee's employment with the Company. The terms of the stock options granted to the Named Executive Officers are the same as those granted on the same date to other employees of the Company, except that none of the stock options granted to the Named Executive Officers are "incentive stock options," and the stock options granted to the Named Executive Officers provide for the acceleration of vesting and extension of the option termination dates upon the termination of the optionee's employment with the Company under certain circumstances following certain changes in control of the Company. See "-- Employment Agreements, Termination of Employment and Change-in-Control Arrangements" below.

OPTION EXERCISES AND HOLDINGS

       The following table sets forth with respect to the Named Executive Officers information concerning the exercise of stock options during 1997 and unexercised options held as of the end of the year. The Company has never granted stock appreciation rights.

                         AGGREGATED OPTION/SAR EXERCISES
                      AND 1996 YEAR-END OPTION/SAR VALUES


                                                                   NUMBER
                                                                OF UNEXERCISED          VALUE OF UNEXERCISED
                                                                OPTIONS/SARS AT        IN-THE-MONEY OPTIONS/SARS
                                  SHARES        VALUE          FISCAL YEAR END(#)        AT FISCAL YEAR END(#)
                                 ACQUIRED      REALIZED   --------------------------    --------------------------
     NAME                       ON EXERCISE      ($)      UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE  EXERCISABLE
-----------------------------   -----------    --------   -------------  -----------    -------------  -----------
Alfred G. Scheid. . . . . . .        0           $0              0           0               --             --
Scott D. Scheid . . . . . . .        0           $0         20,000           0               $0             $0
Heidi M. Scheid . . . . . . .        0           $0         20,000           0               $0             $0
Kurt J. Gollnick. . . . . . .        0           $0         20,000           0               $0             $0
Ernest M. Brown . . . . . . .        0           $0         20,000           0               $0             $0


(1) The values of unexercised in-the-money options have been determined based on the per share closing price of the Company's Common Stock as reported in the Nasdaq-National Market System on December 31, 1997 ($9.125).

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

       The Company has entered into an employment agreement (collectively, the "Employment Agreements") with each of Alfred G. Scheid, Scott D. Scheid, Heidi
M. Scheid and Kurt J. Gollnick (collectively, the "Employees") providing for a minimum employment of three years beginning on July 19, 1997, except for Alfred G. Scheid, whose Employment Agreement has a one-year term. Under their respective Employment Agreements, Alfred G. Scheid currently is entitled to an annual base salary of $400,000, Scott D. Scheid currently is entitled to an annual base salary of $130,000 and each of Heidi M. Scheid and Kurt J. Gollnick is entitled to an annual base salary of $120,000. The base salary under each Employment Agreement is subject to upward adjustment, and each Employee is eligible for bonus compensation pursuant to bonus arrangements, as determined by the Board of Directors upon the recommendation of the Compensation Committee. The Company may terminate each Employee's employment at any time with or without cause, and no severance payment obligations are provided.

       A Buy-Sell Agreement among the Company and the holders of Class B Common Stock provides, among other things, that the shares of Class B Common Stock held by Mr. Gollnick (currently 290,093) are purchasable at the option first of the Company, next of Alfred G. Scheid if the Company does not exercise such option, and thereafter of Scott D. Scheid and Heidi M. Scheid if the Company and Alfred G. Scheid do not exercise such options, if Mr. Gollnick's employment with the Company terminates for any reason. See "Security Ownership of Certain Beneficial Owners and Management -- Agreement Among Class B Stockholders". If such termination is a voluntary termination by Mr. Gollnick that occurs prior to July 29, 2004, or is for "cause" (as defined) regardless of when such termination for "cause" occurs, the per share purchase price for Mr. Gollnick's shares of Class B Common Stock will be equal to the price per share he paid for such shares, and if such termination occurs for any other reason or under any other circumstances, or upon the death of Mr. Gollnick, the per share purchase price will be the weighted average trading price of the Class A Common Stock for the immediately preceding 20 trading days on which such Class A Common Stock actually was traded.

       The outstanding stock options exercisable for shares of Class A Common Stock of the Company that have been granted under the Plan, including those granted to the Directors and Named Executive Officers, provide for accelerated vesting in connection with certain corporate transactions involving certain changes in control of the Company unless the options are assumed, or replaced with comparable options or a cash incentive program, by the successor corporation. In addition, the stock options that have been granted to the Named Executive Officers provide for immediate acceleration of these options upon an "involuntary termination" of employment occurring within 18 months of a "change in control." In the event of such an acceleration, the options will remain exercisable until the earlier of the expiration date specified in the option grant and one year after the date of involuntary termination. For purposes of these provisions: an "involuntary termination" means, generally, termination by the Company other for "misconduct" (as defined) or termination by the employee following an involuntary material change in position and responsibility, an involuntary reduction in compensation by more than 15% or an involuntary relocation by more than 50 miles; and a "change in control" means, generally, the acquisition of securities representing a majority of the voting power of the Company other than by the Company and its affiliates, a change in a majority of the Board of Directors over a period of 36 month or less involving new Directors that have not been elected or nominated by the other Directors or a change in ownership of securities representing more than a majority of the voting power of certain subsidiaries of the Company.

       The Company has an individual retirement agreement with Ernest M. Brown, Vice President and Secretary of the Company, age 70. This agreement provides for the Company to pay to Mr. Brown $100,000 per annum at the time of his retirement or disability for the rest of his life. Mr. Brown has not set a date for his retirement and this retirement agreement is unfunded; therefore, it is not possible to determine the absolute dollar amount for which the Company is liable in the future. The Company has, however, reserved $662,000 for this contingency as of December 31, 1997.

       The Company has entered into agreements to provide indemnification for the Company's Directors and certain officers in addition to the indemnification provided for in the Company's Bylaws. These agreements, among other things, will indemnify the Company's Directors and certain officers to the fullest extent permitted by Delaware law for certain expenses (including attorneys' fees), and all losses, claims, liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such persons' service as Directors or officers of the Company or an affiliate of the Company. These agreements provide for the advancement of expenses incurred in defending a claim prior to resolution of the merits of the claim. These agreements also require the Company to maintain directors and officers liability insurance. The Employment Agreements impose similar indemnification obligations on the Company. There is no pending litigation or proceeding involving a Director, officer, employee or agent of the Company, and the Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

                               CERTAIN TRANSACTIONS

FORMATION OF SVI

       SVI was incorporated in Delaware in July 1997 to act as a holding company for Scheid Vineyards California Inc., a California corporation ("SVI-Cal"), the Company's operating subsidiary, and to participate in the Exchange Transaction described below. See "-- Exchange of Shares, Partnership Units and Limited Liability Company Interests for Class B Common Stock."

EXCHANGE OF SHARES, PARTNERSHIP UNITS AND LIMITED LIABILITY COMPANY INTERESTS FOR CLASS B COMMON STOCK

       Prior to the Company's initial public offering, SVI-Cal was the general partner of (i) Vineyard Investors 1972 ("VI-1972"), a California limited partnership having as its limited partners SVI-Cal, Big Vines Limited Liability Company ("Big Vines"), a California limited liability company having Scott D. Scheid (the son of Alfred G. Scheid and an executive officer and a Director of the Company) and Heidi M. Scheid (the daughter of Alfred G. Scheid and an executive officer and a Director of the Company) as its members, Emanty Limited Liability Company, a California limited liability company having Alfred G. Scheid (an executive officer and a Director of the Company), Tyler P. Scheid (the son of Alfred G. Scheid) and Emily K. Liberty (the daughter of Alfred G. Scheid) as its members, and Kurt J. Gollnick (an executive officer of the Company); and (ii) Vineyard 405 ("V-405"), a California limited partnership having as its limited partners SVI-Cal and VI-1972. Prior to the initial public offering, SVI-Cal also was a member of Quadra Partners LLC ("Quadra Partners"), a California limited liability company having Alfred G. Scheid, Scott D. Scheid, Heidi M. Scheid and Kurt J. Gollnick as additional members. During their respective existences, VI-1972, V-405 and Quadra Partners were the owners or ground lessees of various vineyard properties currently owned or leased by the Company.

       In connection with the initial public offering, the capital stock of SVI-Cal held by its sole stockholder, the membership interests held by all members of each of Quadra Partners and Big Vines and the limited partnership units held by all limited partners (other than SVI-Cal) in VI-1972 were contributed to the Company in exchange for (i) 4,400,000 shares of Class B Common Stock of the Company (the "Exchange Transaction"), representing 100% of the issued and outstanding common stock of the Company prior to the initial public offering, and (ii) a commitment by SVI-Cal to make the distributions described below. See "-- Termination of SVI-Cal's S Corporation Status." The Company, as part of the Exchange Transaction, simultaneously contributed such limited partnership units in VI-1972 and such membership interests in each of Quadra Partners and Big Vines to SVI-Cal and, as a result, each of Quadra Partners, Big Vines, VI-1972 and V-405 was terminated and dissolved and the assets and liabilities of each became assets and liabilities of SVI-Cal. The following table sets forth the number and percentage of shares of Class B Common Stock of SVI that were issued to the sole stockholder of SVI-Cal and the members of and limited partners in Quadra Partners, Big Vines and VI-1972 as a result of the Exchange Transaction:


                                              Number of Shares      Percentage of Class B
                                                 of Class B              Common Stock
                                                Common Stock        Outstanding Following
    Name of Member or Partner                     Received            Exchange Transaction
------------------------------------------    ------------------    -----------------------


Emanty Limited Liability Company(1). . . .         573,870                  13.0%
Alfred G. Scheid(2). . . . . . . . . . . .       2,955,851                  67.2%
Scott D. Scheid. . . . . . . . . . . . . .         290,093                   6.6%
Heidi M. Scheid. . . . . . . . . . . . . .         290,093                   6.6%
Kurt J. Gollnick . . . . . . . . . . . . .         290,093                   6.6%
                                                 ---------                  -----
       Total                                     4,400,000                   100%
                                                 ---------                  -----
                                                 ---------                  -----

-------------
(1) Emanty Limited Liability Company has been dissolved by agreement of its members, and its shares of Class B Common Stock have been distributed to its members (Alfred G. Scheid and two of his children) pro rata in accordance with their respective membership interests. See "Security Ownership of Certain Beneficial Owners and Management."

(2) All of these shares were issued to Mr. Scheid as Trustee of the Alfred G. Scheid Revocable Trust dated October 8, 1992.

TERMINATION OF SVI-CAL'S S CORPORATION STATUS

       SVI-Cal was a Subchapter S Corporation for federal and California state income tax purposes from 1989 until July 1997. As a result, the net income of SVI-Cal for federal and certain state income tax purposes for such periods was reported by, and taxed directly to, SVI-Cal's sole stockholder, Alfred G. Scheid, whether or not such earnings were distributed. Prior to the Company's initial public offering, SVI-Cal's cumulative S Corporation earnings were determined and a distribution of $3,193,000 was made to Mr. Scheid. In addition, a distribution of $480,000 was made to the limited partners of Vineyard Investors 1972 (as of immediately prior to the Exchange Transaction) to pay income taxes on income from the partnership. The Exchange Transaction resulted in the termination of SVI-Cal's S Corporation status. See "-- Exchange of Shares, Partnership Units and Limited Liability Company Interests for Class B Common Stock."

CORPORATE HEADQUARTERS LEASE

       Pursuant to a five-year lease (the "Lease"), the Company leases the third floor of a three-story office building in Marina del Rey, a suburb of Los Angeles, from Tesh Partners, L.P., a limited partnership comprised of members of the Scheid family. The Company occupies 5,685 square feet and the rest of the building (approximately 5,300 square feet) is leased to unrelated parties. The general partner of Tesh Partners, L.P. is SVI-Cal and the limited partners are Alfred G. Scheid's four children, two of whom are Scott
D. Scheid and Heidi M. Scheid, each an executive officer and a Director of the Company. The lease runs until 1999 and the rent is $98,616 annually, plus an additional annual amount of $3,660 for parking. The Company believes that the terms of the Lease are at least as favorable to the Company as if the Lease were entered into with an unaffiliated third party.

GOLLNICK NOTE

       On December 30, 1994, Kurt J. Gollnick, an executive officer of the Company, purchased 555 limited partnership units of VI-1972 from SVI in exchange for the delivery by Mr. Gollnick to the Company of a Promissory Note (the "Gollnick Note") in the original principal amount of $98,790. The Gollnick Note bore interest at the rate of 8.23% per annum, and was payable interest only on the 30th day of December of each year until December 30, 2004, at which time the entire principal balance and all accrued, unpaid interest was payable in full. The Gollnick Note was repaid in full in December 1997.

CONSULTING AGREEMENTS

       The Company periodically consults with John L. Crary and Robert P. Hartzell, both Directors of the Company, on various matters relating to its business activities. The Company pays Messrs. Crary and Hartzell on an hourly basis, at varying rates depending on the nature of service being provided. Consulting fees and reimbursable consulting-related expenses paid to Mr. Crary by the Company during 1997 aggregated $124,864.

FUTURE TRANSACTIONS

       The Company does not have any current intentions to enter into any future transactions with related parties with respect to the acquisition or development of additional vineyard or other properties. The Company has adopted a policy requiring future transactions with affiliates to be on terms no less favorable to the Company than could be obtained from unaffiliated parties.

                                 FORM 10-KSB

       SVI will furnish without charge to each stockholder, upon written request addressed to SVI c/o Linda Carris, 13470 Washington Boulevard, Marina del Rey, California 90292, a copy of its Annual Report on Form 10-KSB for the year ended December 31, 1997 (excluding the exhibits thereto), as filed with the Securities and Exchange Commission. The Company will provide a copy of the exhibits to its Annual Report on Form 10-KSB for the year ended December 31, 1997 upon the written request of any beneficial owner of the Company's securities as of the record date for the Annual Meeting and reimbursement of the Company's reasonable expenses. Such request should be addressed to SVI c/o Linda Carris at the above address.

                         FUTURE STOCKHOLDER PROPOSALS

       Any stockholder proposal intended to be presented at the 1999 Annual Meeting of Stockholders must be submitted sufficiently far in advance so that it is received by SVI not later than December 31, 1998.

                                OTHER MATTERS

       The Company's independent public accountants for the fiscal year ended December 31, 1997 were Deloitte & Touche LLP, which firm is expected to be appointed to serve in such capacity for the current year. A representative of Deloitte & Touche LLP is expected to be present at the meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

       Neither the Company nor any of the persons named as proxies knows of matters other than those stated above to be voted on at the Annual Meeting. However, if any other matters are properly presented at the meeting, the persons named as proxies are empowered to vote in accordance with their discretion on such matters.

       The Annual Report of SVI for the fiscal year ended December 31, 1997 accompanies this proxy statement, but it is not to be deemed a part of the proxy soliciting material.

                           PLEASE COMPLETE, SIGN AND RETURN
                             THE ENCLOSED PROXY PROMPTLY

                                SCHEID VINEYARDS INC.

                                By order of the Board of Directors

                                Alfred G. Scheid
                                Chairman of the Board
                                and Chief Executive Officer

Marina del Rey, California
April     , 1998
     ----

                                                                     EXHIBIT A

                               PROPOSAL NO. 2

                         CALIFORNIA LAW AMENDMENTS
                AMENDMENT OF CERTIFICATE OF INCORPORATION

IT IS PROPOSED TO AMEND THE CERTIFICATE OF INCORPORATION BY ADDING AN ARTICLE XIII, AS FOLLOWS:

                                ARTICLE XIII

       To the extent that the laws of California govern the affairs of the corporation at any time and from time to time by virtue of the application of Section 2115 of the California General Corporation Law, the following provisions shall be applicable:

            A. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

            B.1. The corporation is authorized to provide indemnification of agents, as that term is defined in Section 317 of the California General Corporation Law, for breach of duty to the corporation and its stockholders, in excess of that expressly permitted by said
       Section 317, under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, to the fullest extent such indemnification may be authorized hereby, subject to the limits on such excess indemnification set forth in Section 204 of the California General Corporation Law. In the event that any indemnification obligation provided for in any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, whether currently in effect or hereafter adopted, exceeds the limits on excess indemnification set forth in Section 204 of the California General Corporation Law, such indemnification obligation shall be construed, and shall be deemed to be limited and modified, to the extent, but only to the extent, necessary to prevent such indemnification obligation from exceeding such limits on excess indemnification.

            2. The corporation is further authorized to provide insurance for agents as set forth in Section 317 of the California General Corporation Law, provided that, in cases where the corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and/or the policy must meet one of the two sets of conditions set forth in Section 317.

            3. Any repeal or modification of the foregoing provisions of this Paragraph B of this Article XIII by the stockholders of this corporation shall not adversely affect any right or protection of an agent of the corporation existing at the time of such repeal or modification.

                                                                      EXHIBIT B

                                 PROPOSAL NO. 3

                           CALIFORNIA LAW AMENDMENTS
                              AMENDMENT OF BYLAWS

IT IS PROPOSED TO AMEND THE BYLAWS BY ADDING A SECTION 2 TO ARTICLE IX, AS
FOLLOWS:

            SECTION 2. This Section shall apply to any time and from time to time only to the extent that the laws of California govern the affairs of the corporation by virtue of the application of Section 2115 of the California General Corporation Law.

           (a) For purposes of this Section: "agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation that was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; and "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative.

          (b) The corporation shall indemnify each of its directors and officers, acting in any capacity as an agent of the corporation, to the fullest extent permissible under the California General Corporation Law, as now in effect or as hereafter amended, including those circumstances in which indemnification would otherwise be discretionary, against any and all costs, charges, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines, amounts paid in settlement and ERISA excise taxes or penalties, and including attorneys' fees and any expenses of establishing a right to indemnification under this subsection (b)) reasonably incurred or suffered by such person in connection with any proceedings, whether brought by or in the right of the corporation or otherwise, in which such person may be involved, as a party or otherwise, by reason of such person being or having been an agent of the corporation, and such right of indemnification shall inure to the benefit of such person's heirs, executors, personal representatives and estate.

            Expenses incurred in defending any proceeding shall be advanced by the corporation before the final disposition of the proceeding upon receipt of a written undertaking by or on behalf of an agent covered by this subsection (b) to repay the amount of the advance if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized by these Bylaws, law, the Certificate of Incorporation or agreement.

            The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere shall not, of itself, create a presumption that a person is not entitled to indemnification hereunder.

            The corporation shall determine whether a person is entitled to indemnification under this subsection (b) by any of the following:
       (i) a majority vote of a quorum consisting of directors who are not parties to the involved proceeding, (ii) if such quorum of directors is not obtainable, by independent legal counsel, selected by the mutual agreement of the corporation and the person seeking indemnification, in a written opinion, or (iii) approval by the affirmative vote of the holders of shares representing a majority of the voting power of the corporation represented at a duly held meeting at which a quorum is present; provided, that, for purposes of determining the required quorum of any meeting of stockholders called to approve indemnification of such person and the vote, the shares owned by the person to be indemnified shall not be considered outstanding and shall not be entitled to vote thereon.

            The rights of a person covered by this subsection (b) to bring suit against the corporation shall include the following:

                 (i) In the case of a director, if there has been no determination by the corporation, or if the corporation determines, that the director substantively would not be permitted to be indemnified in whole or in part under the California General Corporation Law, such director shall have the right to bring suit seeking an initial determination by the court or challenging any such determination by the corporation or any aspect thereof, and the corporation, by this subsection (b), consents to service of process and to appear in any such proceeding. Any determination by the corporation otherwise shall be conclusive and binding on the corporation and such director.

                (ii) If a claim for advances under this subsection (b) is not paid in full by the corporation within 30 days after a written claim and appropriate undertaking have been received by the corporation, such person may at any time thereafter bring suit against the corporation to recover the unpaid amount. If successful, in whole or in part, such person shall be entitled to be paid also the expenses of prosecuting such claim.

            In any action brought by a person to enforce a right of indemnification hereunder, or by the corporation to recover payments by the corporation of expenses incurred by such person in connection with a proceeding in advance of its final disposition, the burden of proving that such person is not entitled to be indemnified under this subsection (b) or otherwise shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of a proceeding that indemnification of a person covered by this subsection (b) is proper in the circumstances because such person has met the applicable standard of conduct under the California General Corporation Law, nor an actual determination by the corporation that such person has not met such applicable standard of conduct, shall create a presumption that such person has not met the applicable standard of conduct or, in the case of an action brought by such person, be a defense to the action.

            (c) The corporation shall have the power, but except as provided in subsection (b) above shall not be obligated, to indemnify each of its agents to the fullest extent permissible under the California General Corporation Law, as now in effect or as hereafter amended, including those circumstances in which indemnification would otherwise be discretionary, against any and all costs, charges, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines and ERISA excise taxes or penalties) reasonably incurred or suffered by such person in connection with any proceedings, whether brought by or in the right of the corporation or otherwise, in which such person may be involved, as a party or otherwise, by reason of such person being or having been an agent of the corporation, and any such indemnification shall inure to the benefit of such person's heirs, executors, personal representatives and estate.

            Expenses incurred in defending any proceeding may, in the discretion of the corporation, be advanced by the corporation before the final disposition of the proceeding upon receipt of a written undertaking by or on behalf of an agent covered by this subsection (c) to repay the amount of the advance if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized by these Bylaws, law, the Certificate of Incorporation or agreement.

            The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, shall not, of itself, create a presumption that a person is not eligible to be indemnified hereunder.

            The corporation shall determine whether a person seeking indemnification under this subsection (c) is eligible to be so indemnified and whether the corporation shall indemnify such person or shall provide advances to such person by any of the following at the corporation's sole option: (i) a majority vote of a quorum consisting of directors who are not parties to the involved proceeding, (ii) if such a quorum is not obtainable, by independent legal counsel selected by the corporation in a written opinion, or (iii) approval by the affirmative vote of the holders of shares representing a majority of the voting power of the corporation represented at a duly held meeting at which a quorum is present; provided, that, for purposes of determining the required quorum of any meeting of stockholders called to approve indemnification of such person and the vote, the shares owned by the person to be indemnified shall not be considered outstanding and shall not be entitled to vote thereon. Any such determination by the corporation shall be conclusive and binding on the corporation and such person.

            (d) The indemnification provided for in this Section 2 shall not be deemed exclusive of any other rights to indemnification which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The right of indemnification under subsection (b) above shall be deemed to create contractual rights in favor of persons entitled to indemnification thereunder. The provisions of this Section 2 shall be applicable to claims commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

            (e) Neither the amendment nor repeal of this Section 2, nor the adoption of any provision of the Certificate of Incorporation or Bylaws or of any statute inconsistent with this Section 2, shall adversely affect any right or protection of a director, officer or agent of the corporation existing at the time of such amendment, repeal or adoption of such a provision.

            (f) Upon and in the event of a determination by the Board of Directors of the corporation to purchase such insurance, the corporation shall purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this Section 2.

PRELIMINARY COPY
                    REVOCABLE PROXY FOR CLASS A COMMON STOCK

                             SCHEID VINEYARDS INC.
                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 28, 1998

    The undersigned stockholder(s) of Scheid Vineyards Inc. (the "Company") hereby nominates, constitutes and appoints Alfred G. Scheid, Scott D. Scheid and Heidi M. Scheid, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of CLASS A COMMON STOCK of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the World Trade Club, located in the World Trade Center, Ferry Building, on the Embarcadero at Market Street, San Francisco, California, at 3:00 p.m. (local time) on Thursday, May 28, 1998, and any and all adjournments or postponements thereof, with respect to the matters described in the accompanying Proxy Statement, and in their discretion, on such other matters which properly come before the meeting, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.         PROPOSAL NO. 1       / / AUTHORITY GIVEN                                / / WITHHOLD AUTHORITY
           ELECTION OF          to vote for the nominees listed below (except as   to vote for the nominees.
           DIRECTORS              indicated to the contrary below).

  (INSTRUCTIONS: To withhold authority to vote for any nominee, strike a line through such nominee's name below.)

                 JOHN L. CRARY                ROBERT P. HARTZELL

2. PROPOSAL NO. 2 -- To approve an amendment to the Company's Certificate of Incorporation with respect to certain matters under California law.

             / / FOR             / / AGAINST             / / ABSTAIN

3. PROPOSAL NO. 3 -- To approve an amendment to the Company's Bylaws with respect to certain matters under California law.

             / / FOR             / / AGAINST             / / ABSTAIN

4. To transact such other business as may properly come before the Meeting and any adjournment or adjournments or postponements thereof. Management currently knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the Meeting.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED
                               PRIOR TO ITS EXERCISE.
              PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS PROXY.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" FOR THE ELECTION OF DIRECTORS AND "FOR" THE PROPOSALS TO AMEND THE CERTIFICATE OF INCORPORATION AND BYLAWS. THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED "AUTHORITY GIVEN" FOR THE ELECTION OF DIRECTORS AND "FOR" THE PROPOSALS TO APPROVE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION AND BYLAWS UNLESS OTHER INSTRUCTIONS ARE INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.

    IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.
                                             Dated: ______________________, 1998
                                             ___________________________________
                                                    (Please Print Name)
                                           _____________________________________
                                            (Signature of Class A Stockholder)
                                           _____________________________________
                                                    (Please print name)
                                           _____________________________________
                                                (Signature of Stockholder)

                                           Please date this Proxy and sign your
                                           name as it appears on your stock
                                           certificates. (Executors,
                                           administrators, trustees, etc.,
                                           should give their full titles. All
                                           joint owners should sign).

                                           I do / / do not / / expect to attend
                                           the Meeting.
                                           Number of Persons: ____________

PRELIMINARY COPY
----------------

                      REVOCABLE PROXY FOR CLASS B COMMON STOCK

                               SCHEID VINEYARDS INC.
                   ANNUAL MEETING OF STOCKHOLDERS -- MAY 28, 1998

     The undersigned stockholder(s) of Scheid Vineyards Inc. (the "Company") hereby nominates, constitutes and appoints Alfred G. Scheid, Scott D. Scheid and Heidi M. Scheid, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of CLASS B COMMON STOCK of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the World Trade Club, located in the World Trade Center, Ferry Building, on the Embarcadero at Market Street, San Francisco, California, at 3:00 p.m. (local time) on Thursday, May 28, 1998, and any and all adjournments or postponements thereof, with respect to the matters described in the accompanying Proxy Statement, and in their discretion, on such other matters which properly come before the meeting, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1. PROPOSAL NO. 1         / /  AUTHORITY GIVEN        / /   WITHHOLD AUTHORITY
   ELECTION OF DIRECTORS        to vote for the nominees    to vote for the
                                listed below (except as     nominees.
                                indicated to the contrary
                                below).


    (INSTRUCTIONS:  To withhold authority to vote for any nominee, strike a line through such nominee's name below.)

        ALFRED G. SCHEID        SCOTT D. SCHEID          HEIDI M. SCHEID

2. PROPOSAL NO. 2 -- To approve an amendment to the Company's Certificate of Incorporation with respect to certain matters under California law.

               / / FOR              / /  AGAINST           / /  ABSTAIN

3. PROPOSAL NO. 3 -- To approve an amendment to the Company's Bylaws with respect to certain matters under California law.

              / / FOR             / /   AGAINST           / /  ABSTAIN

4. To transact such other business as may properly come before the Meeting and any adjournment or adjournments or postponements thereof. Management currently knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED
    PRIOR TO ITS EXERCISE.  PLEASE SIGN AND DATE ON THE REVERSE SIDE OF
                               THIS PROXY.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" FOR THE ELECTION OF DIRECTORS AND "FOR" THE PROPOSALS TO AMEND THE CERTIFICATE OF INCORPORATION AND BYLAWS. THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED "AUTHORITY GIVEN" FOR THE ELECTION OF DIRECTORS AND "FOR" THE PROPOSALS TO APPROVE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION AND BYLAWS UNLESS OTHER INSTRUCTIONS ARE INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.

     IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

                                         Dated:                        , 1998
                                               -----------------------

                                         --------------------------------------
                                                 (Please print name)

                                         --------------------------------------
                                           (Signature of Class B Stockholder)

                                         --------------------------------------
                                                   (Please print name)

                                         --------------------------------------
                                              (Signature of Stockholder)

                                         Please date this Proxy and sign your
                                         name as it appears on your stock
                                         certificates.  (Executors,
                                         administrators, trustees, etc., should
                                         give their full titles.  All joint
                                         owners should sign).

                                         I do / /  do not / / expect to attend
                                         the Meeting.

                                         Number of Persons:
                                                           ----------------


                                       -2-